                                                                 Exhibit (a)(24)


                                 THE GALAXY FUND
                        (A Massachusetts Business Trust)

                     CERTIFICATE OF CLASSIFICATION OF SHARES


                  I, W. Bruce McConnel, III, do hereby certify as follows:

                           (1) That I am the duly elected Secretary of The
Galaxy Fund ("Galaxy");

                           (2) That in such capacity I have examined the records
of actions taken by the Board of Trustees of the Trust at the regular meeting of the Board held on December 14, 2000;

                           (3) That the following resolutions were duly adopted
at the meeting by the Board of Trustees of the Trust:

                  CLASSIFICATION OF SHARES

                           RESOLVED, that pursuant to Section 5.1 of Galaxy's
                  Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of Galaxy be, and hereby are, classified into an additional separate series of shares which shall be designated Class Y-Series 3;

                           FURTHER RESOLVED, that Class Y-Series 3 shares of
                  beneficial interest shall represent interests in the New Jersey Municipal Bond Fund;

                           FURTHER RESOLVED, that each share of Class Y-Series 3
                  newly classified hereby shall have all of the following preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption:

                  (1) ASSETS BELONG TO A CLASS. All consideration received by Galaxy for the issue or sale of shares of Class Y-Series 3 shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of all other shares now or hereafter classified as shares of Class Y (irrespective of whether said shares have been classified as part of a series of said Class and if so classified as part of a series, irrespective of the particular series classification), together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange, or liquidation of such investment, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Galaxy allocated to Class Y

                  (including the Class Y shares formerly classified, Class Y-Series 3 shares herein classified or such other shares with respect to such Class Y) by the Board of Trustees in accordance with Galaxy's Declaration of Trust. All income, earnings, profits, and proceeds, including any profits derived from the sale, exchange or liquidation of such shares of Class Y and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated to the Class Y-Series 3 shares in the proportion that the net asset value of such Series 3 shares of such Class bears to the total net asset value of all shares of such Class Y, (irrespective of whether said shares have been classified as part of a series of said Class and, if so classified as part of a series, irrespective of the particular series classification).

                  (2) LIABILITIES BELONGING TO A CLASS. All the liabilities (including expenses) of Galaxy in respect of Class Y shall be allocated to the Class Y-Series 3 shares hereby classified of such Class Y in the proportion that the net asset value of such Series 3 shares of such Class bears to the total net asset value of all shares of such Class Y (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), except that to the extent that may be from time to time determined by the Board of Trustees to allocate the following expenses to such Class Y-Series 3 shares (or any other series of shares of such Class):

                                    (a) only the Series 3 shares of Class Y
                           shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially such Series 3 shares; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which therefore should be borne solely by the Series 3 shares of Class Y; and

                                    (b) no Series 3 shares of Class Y shall bear
                           (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially shares of Class Y other than Series 3 shares of such Class Y; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to shares of Class Y other than the Series 3 shares of such Class Y and which therefore should be borne solely by such other shares of Class Y and not the Series 3 of such Class Y.

                  (3) PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION. Except as provided hereby, each Series 3 share of Class Y shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption applicable to all other shares as set forth in Galaxy's Declaration of Trust and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of Class Y (irrespective of whether said share has been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification) except that:

                           (a) On any matter that pertains to the agreements or expenses and liabilities described under Section (2), clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of Galaxy, only the Series 3 shares of Class Y (excluding the other shares classified as a series of such Class other than Series 3) shall be entitled to vote, except that:

                                    (i) if said matter affects shares in Galaxy other than the Series 3 shares of Class Y such other affected shares in Galaxy shall also be entitled to vote, and in such case, such Series 3 shares of such Class Y shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and

                                    (ii) if said matter does not affect the
                                    Series 3 shares of Class Y such shares shall not be entitled to vote (except where required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares in Galaxy other than said Series 3 shares of Class Y.

                           (b) With respect to such series of shares, the first sentence of Section 5.1B(9) shall not apply, and the following shall apply instead:

                                    To the extent of the assets of the Trust legally available for such redemptions, a Shareholder of the Trust shall have the right to require the Trust to redeem his full and fractional Shares of any class out of assets belonging to the classes with the same alphabetical designation as such class at a redemption price equal to the net asset value per Share for such Shares being redeemed next determined after receipt of a request to redeem in proper form as determined by the Trustees, less such deferred sales charge, redemption fee or other charge, if any, as may be fixed by the Trustees, subject to the right of the Trustees to suspend the right of redemption of Shares or postpone the date of payment of such redemption price in accordance with the provisions of applicable law.

                           (c) Class Y-Series 3 shares shall be convertible into Class Y-Series 2 shares on the basis of the relative net asset values of the shares converted and the shares into which such shares are converted, and otherwise after such time or times, and upon such conditions and pursuant to such procedures, as shall be determined by the Trustees from time to time in connection with the sale and issuance of such shares,

         WITH RESPECT TO THE REGISTRATION OF TWO NEW CLASSES OF SHARES, i.e., CLASS II SHARES AND CLASS III SHARES, IN THE INSTITUTIONAL MONEY MARKET FUND AND INSTITUTIONAL TREASURY MONEY MARKET FUND:

                  DESIGNATION OF EXISTING SHARES.

                           RESOLVED, that Class S shares of beneficial interest
                  representing interests in the Institutional Government Money Market fund, Class FF shares of beneficial interest representing interests in the Institutional Money Market Fund and Class GG shares of beneficial interest representing interests in the Institutional Treasury Money Market Fund shall hereafter be known as Class I shares.

                  CLASSIFICATION OF SHARES

                           RESOLVED, that pursuant to Section 5.1 of Galaxy's
                  Declaration of Trust, an unlimited number of authorized and unissued shares of beneficial interest in Galaxy be, and hereby are, classified into two additional separate series of shares which shall be designated Class FF - Special Series 1 and Class FF - Special Series 2, both series representing interests in the Institutional Money Market Fund;

                           FURTHER RESOLVED, that all consideration received by
                  Galaxy for the issue or sale of Class FF - Special Series 1 shares shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of Class FF- Special Series 2 shares and any other shares of beneficial interest in Galaxy now or hereafter designated as Class FF shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Galaxy allocated to Class FF shares (irrespective of series designation) by the Board of Trustees in accordance with Galaxy's Declaration of Trust, and each Class FF - Special Series 1 share and Class FF - Special Series 2 share shall share in proportion to their respective net asset values with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                           FURTHER RESOLVED, that each Class FF - Special Series
                  1 share and Class FF - Series 2 share newly classified hereby shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption accorded shares of beneficial interest in Galaxy now or hereinafter designated as Class FF shares (irrespective of series designation); and

                           FURTHER RESOLVED, that each Class FF - Special Series
                  1 share and each Class FF - Special Series 2 share shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Galaxy now or hereafter designated as a Class FF share (irrespective of whether said share has been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) with the expenses and liabilities of Galaxy in respect of Class FF shares (irrespective of series designation) and in respect of any general expenses and liabilities of Galaxy allocated to Class FF shares by the Board of Trustees in accordance with Galaxy's Declaration of Trust; PROVIDED, HOWEVER, that to the extent permitted by rule or order of the Securities and Exchange Commission and as the Board of Trustees may from time to time determine:

                  (a) only Class FF - Special Series 1 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services exclusively with respect to shares of Class FF - Special Series 1, as well as any other expenses and liabilities directly attributable to Class FF - Special Series 1 shares which the Board of Trustees determines should be borne solely by shares of such Series;

                  (b) only Class FF - Special Series 2 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services exclusively with respect to shares of Class FF - Special Series 2, as well as any other expenses and liabilities directly attributable to Class FF - Special Series 2 shares which the Board of Trustees determines should be borne solely by shares of such Series;

                  (c) Class FF - Special Series 1 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services with respect to Class FF shares other than shares of its Special Series 1, as well as any other expenses and liabilities directly attributable to shares of Class FF other than Class FF - Special Series 1 shares which the Board of Trustees determines should be borne exclusively by such other shares;

                  (d) Class FF - Special Series 2 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services with respect to Class FF shares other than shares of its Special Series 2, as well as any other expenses and liabilities directly attributable to shares of Class FF other than Class FF - Special Series 2 shares which the Board of Trustees determines should be borne exclusively by such other shares;

                  (e) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, only Class FF - Special Series 1 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Galaxy other than Class FF - Special Series 1 shares, such other affected shares in Galaxy shall also be entitled to vote and, in such case, Class FF - Special Series 1 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and (ii) if said matter does not affect Class FF - Special Series 1 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Galaxy other than Class FF - Special Series 1 shares; and

                  (f) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, only Class FF - Special Series 2 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Galaxy other than Class FF - Special Series 2 shares, such other affected shares in Galaxy shall also be entitled to vote and, in such case, Class FF - Special Series 2 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and (ii) if said matter does not affect Class FF - Special Series 2 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Galaxy other than Class FF - Special Series 2 shares; and

                  (g) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, Class FF
                        - Special Series 1 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of Galaxy, and except that if said matter affects Class FF - Special Series 1 shares, such shares shall be entitled to vote, and in such case, Class FF - Special Series 1 shares shall be voted in the aggregate together with all other shares of beneficial interest in Galaxy voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees; and

                  (h) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, Class FF
                        - Special Series 2 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of Galaxy, and except that if said matter affects Class FF - Special Series 2 shares, such shares shall be entitled to vote, and in such case, Class FF - Special Series 2 shares shall be voted in the aggregate together with all other shares of beneficial interest in Galaxy voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees.

                  CLASSIFICATION OF SHARES

                        RESOLVED, that pursuant to Section 5.1 of Galaxy's
                  Declaration of Trust, an unlimited number of authorized and unissued shares of beneficial interest in Galaxy be, and hereby are, classified into two additional separate series of shares which shall be designated Class GG - Special Series 1 and Class GG - Special Series 2, both series representing interests in the Institutional Treasury Money Market Fund;

                        FURTHER RESOLVED, that all consideration received by
                  Galaxy for the issue or sale of Class GG - Special Series 1 shares shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of Class GG- Special Series 2 shares and any other shares of beneficial interest in Galaxy now or hereafter designated as Class GG shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Galaxy allocated to Class GG shares (irrespective of series designation) by the Board of Trustees in accordance with Galaxy's Declaration of Trust, and each Class GG - Special Series 1 share and Class GG - Special Series 2 share shall share in proportion to their respective net asset values with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                        FURTHER RESOLVED, that each Class GG - Special Series 1
                  share and Class GG - Special Series 2 share newly classified hereby shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption accorded shares of beneficial interest in Galaxy now or hereinafter designated as Class GG shares (irrespective of series designation); and

                        FURTHER RESOLVED, that each Class GG - Special Series 1
                  share and each Class GG - Special Series 2 share shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Galaxy now or hereafter designated as a Class GG share (irrespective of whether said share has been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) with the expenses and liabilities of Galaxy in respect of Class GG shares (irrespective of series designation) and in respect of any general expenses and liabilities of Galaxy allocated to Class GG shares by the Board of Trustees in accordance with Galaxy's Declaration of Trust; PROVIDED, HOWEVER, that to the extent permitted by rule or order of the Securities and Exchange Commission and as the Board of Trustees may from time to time determine:

                        (a) only Class GG - Special Series 1 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services exclusively with respect to shares of Class GG - Special Series 1, as well as any other expenses and liabilities directly attributable to Class GG - Special Series 1 shares which the Board of Trustees determines should be borne solely by shares of such Series;

                        (b) only Class GG - Special Series 2 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services exclusively with respect to shares of Class GG - Special Series 2, as well as any other expenses and liabilities directly attributable to Class GG - Special Series 2 shares which the Board of Trustees determines should be borne solely by shares of such Series;

                        (c) Class GG - Special Series 1 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services with respect to Class GG shares other than shares of its Special Series 1, as well as any other expenses and liabilities directly attributable to shares of Class GG other than Class GG - Special Series 1 shares which the Board of Trustees determines should be borne exclusively by such other shares;

                        (d) Class GG - Special Series 2 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services with respect to Class GG shares other than shares of its Special Series 2, as well as any other expenses and liabilities directly attributable to shares of Class GG other than Class GG - Special Series 2 shares which the Board of Trustees determines should be borne exclusively by such other shares;

                        (e) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, only Class GG - Special Series 1 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Galaxy other than Class GG - Special Series 1 shares, such other affected shares in Galaxy shall also be entitled to vote and, in such case, Class GG - Special Series 1 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and (ii) if said matter does not affect Class GG - Special Series 1 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Galaxy other than Class GG - Special Series 1 shares; and

                        (f) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, only Class GG - Special Series 2 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Galaxy other than Class GG - Special Series 2 shares, such other affected shares in Galaxy shall also be entitled to vote and, in such case, Class GG - Special Series 2 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and (ii) if said matter does not affect Class GG - Special Series 2 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Galaxy other than Class GG - Special Series 2 shares; and

                        (g) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, Class GG
                        - Special Series 1 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of Galaxy, and except that if said matter affects Class GG - Special Series 1 shares, such shares shall be entitled to vote, and in such case, Class GG - Special Series 1 shares shall be voted in the aggregate together with all other shares of beneficial interest in Galaxy voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees; and

                        (h) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, Class GG
                        - Special Series 2 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of Galaxy, and except that if said matter affects Class GG - Special Series 2 shares, such shares shall be entitled to vote, and in such case, Class GG - Special Series 2 shares shall be voted in the aggregate together with all other shares of beneficial interest in Galaxy voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees.

                       (4) That the foregoing resolutions remain in full force and effect on the date hereof.



                                                  /s/ W. Bruce McConnel, III
                                                  --------------------------
                                                  W. Bruce McConnel, III
                                                  Secretary

Dated:  January 30, 2001

Subscribed and sworn to before
me this 30th day of January, 2001

/s/ Dorothea A. Natale
----------------------
Dorothea A. Natale
Notary Public